UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Definitive Material Agreement.

On March 18, 2019, Ocwen Loan Servicing, LLC (“OLS”), a wholly-owned subsidiary of Ocwen Financial Corporation (“Ocwen”), entered into a Joinder and Amendment Agreement (the “Amendment”) among OLS, as borrower, Ocwen and subsidiaries of Ocwen party thereto, as guarantors, the financial institutions party thereto as lenders, and Barclays Bank PLC, as Administrative Agent. The Amendment amends the Amended and Restated Senior Secured Term Loan Facility Agreement dated as of December 5, 2016 (the “SSTL”) to, among other things, (i) provide an additional $120 million term loan subject to the same maturity, interest rate and other material terms of existing borrowings under the SSTL, and (ii) provide for successor borrowers. The Amendment did not include any changes to the interest rate or the maturity date of existing borrowings under the SSTL or changes to other material terms. As of March 18, 2019, upon closing of the Amendment, there was $351.5 million outstanding under the SSTL.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Joinder and Amendment Agreement among Ocwen Financial Corporation, Ocwen Loan Servicing, LLC, as borrower, Barclays Bank PLC as administrative agent, and the other parties thereto, dated as of March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: March 18, 2019	By:	/s/ Glen A. Messina
Glen A. Messina
President and Chief Executive Officer